UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2016

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive
West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Affiliated Managers Group, Inc. (the “Company”) was held on June 14, 2016. At that meeting, the stockholders considered and acted upon the following proposals:

1. The Election of Directors. The stockholders elected the following individuals to serve as directors until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each nominee was approved by the stockholders by the affirmative vote of at least 98% of the votes cast. The table below sets forth the voting results for each director:

	Votes For	Votes Against	Abstentions
Samuel T. Byrne	45,797,828	601,000	15,051
Dwight D. Churchill	46,035,863	362,939	15,077
Glenn Earle	46,005,077	393,690	15,112
Niall Ferguson	46,220,051	178,509	15,319
Sean M. Healey	45,455,759	919,046	39,074
Tracy P. Palandjian	46,049,898	349,017	14,964
Patrick T. Ryan	45,756,841	628,419	28,619
Jide J. Zeitlin	45,855,342	543,446	15,091

2. Non-Binding Advisory Vote on Executive Compensation. The stockholders voted to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers by the affirmative vote of approximately 92% of the votes cast. The table below sets forth the voting results:

Votes For	Votes Against	Abstentions
42,455,571	3,911,511	46,797

3. The Ratification of the Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year. The stockholders voted to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. The proposal was approved by the stockholders by the affirmative vote of approximately 97% of the votes cast. The table below sets forth the voting results:

Votes For	Votes Against	Abstentions
46,709,457	1,614,347	14,689

In addition, in the case of each of proposals one and two, the number of broker non-votes was 1,924,614. There were no broker non-votes on proposal three.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: June 15, 2016	By:	/s/ David M. Billings
Name: David M. Billings
Title: General Counsel and Secretary

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